Exhibit 99.1

ServiceSource Chairman Announces Retirement From Board of Directors

BOARD CHAIR AND FORMER SERVICESOURCE CEO MIKE SMERKLO TO FOCUS ON VENTURE INVESTMENTS

San Francisco - May 26, 2015 - ServiceSource® (NASDAQ:SREV), the global leader in recurring revenue growth and customer success management, today announced that Chairman of the Board Mike Smerklo has decided to retire from the company's Board of Directors. After 11 years at the helm of ServiceSource, including taking the company public in 2011, Smerklo retired as the company's CEO in August 2014 and continued in the role of Chairman of the Board. Smerklo departs the board now to focus full time on his venture investments.

"In 2014, I continued to work as ServiceSource's Chairman of the Board in order to usher ServiceSource into a new era where we would expand upon its market-leading position serving the world's most prominent B2B brands," said Smerklo. "When the Board named Christopher Carrington as ServiceSource's new CEO, I worked closely with him to ensure a smooth transition and since his appointment I could not be more pleased with the strategy and vision he's brought to ServiceSource. After more than twelve years working with ServiceSource, I am proud of what the team has achieved building on top of our strong foundation and I look forward to seeing ServiceSource's continued success under Christopher's leadership."

Smerklo's resignation will be effective as of the closing of the company's annual shareholder meeting on May 28, 2015.

"On behalf of the Board and the ServiceSource management team, I want to thank Mike for his incredible leadership and many contributions to the company over the past twelve years," said Carrington. "Mike was instrumental in establishing this company as the global leader in recurring revenue and developing enduring customer relationships that have paved the way for ServiceSource's continued success. I look forward to building on the foundation he established as we now take a leading role in the market for revenue lifecycle management solutions."

About ServiceSource
ServiceSource (NASDAQ:SREV) provides the world's leading B2B companies with expert managed services, best-practice processes, and cloud software proven to increase customer success, drive revenue growth and decrease churn from existing customers. ServiceSource's solutions help companies with onboarding and adoption, upsell and cross-sell, retention and renewals-across the entire revenue lifecycle. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built recurring revenue technology platform. Thanks to ServiceSource, another customer is renewed every 47 seconds. For more information, go to www.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the prospects for ServiceSource's business and offerings. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to our SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell our SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

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Media Contacts for ServiceSource
Crishel Bonfante
415 901 5919
 cbonfante@servicesource.com

Monica Petraitis
Barokas PR for ServiceSource
 servicesource@barokas.com
 206 264 8220

Trademarks
ServiceSource, Renew OnDemand, Scout and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.